Exhibit 10.2

DOW JONES & COMPANY, INC.

1992 LONG TERM INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide a means whereby Dow Jones & Company, Inc. (the “Company”) may, through the grant of (i) options to purchase Common Stock of the Company and (ii) contingent stock rights, both as described herein (collectively, “Plan Awards”), to employees of the Company and of any Subsidiary (employees to whom Plan Awards are granted being hereinafter called “Participants”), attract and retain persons of ability as key employees (including officers and directors who are also employees) and motivate such employees to exert their best efforts on behalf of the Company and any Subsidiary. When used in the Plan with reference to employment, the term “Company” shall include Subsidiaries of the Company. As used herein the term “Subsidiary” shall mean any corporation more than 50% of the voting stock of which is owned directly or indirectly by the Company.

2. STOCK AVAILABLE FOR PLAN AWARDS. The stock to be subject to or related to Plan Awards shall be shares of Common Stock ($1.00 par value) of the Company (“Common Stock”), and may be either authorized and unissued or held by the Company in its treasury. The maximum number of shares of Common Stock with respect to which Plan Awards may be granted under the Plan shall not exceed 1,500,000 shares, subject to adjustment in accordance with the provisions of Section 7 hereof. The shares related to the unexercised or undistributed portion of any terminated, expired, cancelled or forfeited Plan Award (including, without limitation, the shares involved in any Target Award (as hereinafter defined) that are not included in the related Final Award (as hereinafter defined)) shall be made available for further Plan Awards. Shares of Common Stock that are used by a Participant as full or partial payment to the Company of the purchase price of shares of Common Stock acquired upon exercise of an option pursuant to this Plan shall not be made available for further Plan Awards. Shares of Common Stock withheld pursuant to Section 4(d)(4) shall not be made available for further Plan Awards. Shares of Common Stock subject to an option or portion of an option that is cancelled pursuant to Section 5(b)(8) shall not be made available for further Plan Awards.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee (the “Committee”) consisting of not less than two members appointed by the Board of Directors of the Company. Each member of the Committee shall be a member of the Board who has not received any Plan Awards under the Plan or any options under any other plan of the Company or of any Subsidiary during the preceding year. Any vacancy occurring in the membership of the Committee shall be filled by appointment of the Board. The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions as it deems necessary or advisable, except as otherwise expressly reserved to the Board of Directors of the Company in the Plan. Without limiting the generality of the foregoing sentence, the Committee may, in its discretion, treat all or any portion of any period during which a Participant is on military or other approved leave of absence from the Company as a period of employment of such Participant by the Company for purposes of accrual of his or her rights under his or her Plan Award; provided, however, that no Plan Award may be granted to an employee while he or she is on a leave of absence. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

4. CONTINGENT STOCK RIGHTS AND FINAL AWARDS.

(a) Grant of Contingent Stock Rights. The term “Contingent Stock Right” (“Right”), as used in the Plan, shall mean the right to receive, without payment to the Company, the number of shares of Common Stock specified therein, subject to the terms and provisions of the Plan. The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, Rights to such officers and other key employees of the Company (whether or not members of the Board of Directors) as it may select and for such numbers of shares as it shall designate, subject to the provisions of this Section 4 and Section 3 hereof; provided, however, that no person while a member of the Committee shall be eligible to receive or hold a Right or a Final Award under the Plan.

(b) Terms and Provisions of Contingent Stock Rights. The Committee shall determine the terms and provisions of each Right, including, without limitation, (i) the number of shares of Common Stock to be covered by such Right (the “Target Award”), (ii) such subjective and objective criteria for evaluating the performance of the Participant and the Company as the Committee shall deem appropriate in determining whether and to what extent the Target Award shall be earned (the “Performance Criteria”), (iii) the period of time with respect to which such performance is to be measured (the “Performance Period”), and (iv) the period of time following the expiration of the Performance Period during which the disposition of shares of Common Stock covered by any Final Award relating to such Right shall be restricted as provided in Section 4(h) hereof (the “Restriction Period”); provided, however, that the Committee may establish the Restriction Period applicable to any Right at the time of or at any time prior to the granting of the related Final Award rather than at the time of granting such Right. If the Committee shall so determine, the Performance Criteria provided in any Right may include the performance of the Company or any division, operation or subsidiary thereof during a Performance Period compared with performance by other corporations or other business units during such Performance Period, and may reflect both quantitative and qualitative standards. During the Performance Period relating to any Right, the Committee may adjust the Performance Criteria provided in such Right and otherwise modify the terms and provisions of such Right. Each Right shall be evidenced by a letter, an agreement or such other document as the Committee may determine.

(c) Dividend Equivalents on Rights. Each Participant to whom a Right has been granted shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each dividend record date during the entire Performance Period relating to such Right, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares then covered by such Right (as adjusted pursuant to Section 7 hereof). In the case of any Right granted to a Participant after the commencement of the related Performance Period, any such payment relating to any dividend payable prior to the date of grant of such Right shall be made at the same time as the Performance Period relating to the payment relating to the first dividend paid after such date of grant. If the Company shall declare a dividend on Common Stock payable in Common Stock or in other securities to holders of record of Common Stock during the Performance Periods relating to any Right, such dividend shall be dealt with as provided in Section 7 hereof.

(d) Final Awards.

(1) Not earlier than 90 days prior to the completion of the Performance Period relating to any Right, and not later than 90 days thereafter, the Committee shall determine the percentage (which shall not exceed 125%) of the Target Award (as adjusted pursuant to Section 7 hereof) that shall be awarded finally to the Participant who holds such Right (the number of shares of Common Stock resulting from the application of such percentage being hereinafter called the “Final Award”). Each Final Award shall represent only full shares of Common Stock, and any fractional share that would result from the application of such percentage shall be disregarded. In making such determination, the Committee may take into account (i) the extent to which the Performance Criteria provided in such Right were, in the Committee’s sole opinion, achieved, (ii) the individual performance of such Participant during the related Performance Period and (iii) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(2) Following the determination of each Final Award, the Company shall issue or cause to be issued certificates for the number of shares of Common Stock representing such Final Award, registered in the name of the Participant who received such Final Award. Such Participant shall thereupon become the holder of record of the number of shares of Common Stock evidenced by such certificates, entitled to dividends, voting rights and other rights of a holder thereof, subject to the terms and provisions of the Plan, including, without limitation, the provisions of Sections 4(e), 4(h) and 7 hereof. Concurrently with the issuance of such certificates, the Company shall deliver to such Participant an amount equal to the amount of the cash dividends that such Participant would have received with respect to the shares of Common Stock representing such Final Award if such Participant had been the holder of record of such shares immediately following completion of the Performance Period relating to such Final Award. The Committee may require that such certificates bear such restrictive legend as the Committee may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Committee may specify. If the Company shall have declared a dividend on Common Stock payable in Common Stock or in other securities to holders of record of Common Stock during the period following completion of the Performance Period relating to any Final Award, and prior to the date on which such Participant shall have been the holder of record of the shares representing such Final Award, such dividend shall be dealt with as provided in Section 7 hereof.

(3) Upon the expiration of the Restriction Period relating to any Final Award, the certificates for the shares of Common Stock, issued in such Participant’s name with respect to such Final Award, shall be delivered to such Participant as soon as practicable, free of all restrictions and restrictive legends.

(4) Prior to the delivery under the Plan (pursuant to this Section 4 or otherwise) of certificates for shares of Common Stock, appropriate arrangements shall be made for the payment of any taxes required to be withheld by federal, state or local law. At the election of the Participant, the Company may satisfy such tax withholding obligation by withholding shares of Common Stock with an aggregate fair market value equal to the tax required to be withheld.

(e) Effect of Termination of Employment or Death.

(1) If a Participant’s employment with the Company shall terminate prior to the expiration of the Performance Period relating to any Right granted to such Participant for any reason other than death, permanent disability or retirement, such Right shall be forfeited and cancelled forthwith, except as otherwise determined by the Committee.

(2) If a Participant’s employment with the Company shall terminate because of his or her death, permanent disability, or retirement, then, with respect to each Right held by such Participant, he or she shall be deemed to have satisfied the Performance Criteria with respect to that percentage of the Target Award which corresponds to a fraction, the numerator of which is the number of months (treating any part of a month as a complete month) during the Performance Period which elapsed prior to termination of the Participant’s employment, and the denominator of which is the number of months in the Performance Period; provided, however, that the Committee may, in its absolute discretion, increase the result obtained by the foregoing computation by up to 25%. The Company shall issue or cause to be issued certificates for the number of shares of Common Stock representing the Final Award attributable to each such Right, determined in accordance with the preceding sentence, as soon as practicable following the termination of the Participant’s employment. Any and all certificates issued pursuant to this Section 4(e)(2) shall not be, and any certificates previously issued pursuant to Final Awards under this Plan to a Participant who has subsequently died, become permanently disabled or retired, shall upon the occurrence of any such event cease to be, subject to the restrictions imposed by Section 4(h) hereof. Where appropriate, replacement certificates shall be delivered to the Participant or his beneficiary, free of all restrictive legends.

(3) Notwithstanding any other provision of the Plan to the contrary, a Right shall be forfeited and cancelled forthwith, unless the Committee shall determine otherwise, if a Participant’s employment with the Company shall for any reason terminate (i) within 180 days following the commencement of the Performance Period relating to such Right (or such other period as the Committee may specify) or (ii) within 180 days following the date of grant of such Right.

(4) In the event of the death of any Participant, the term “Participant” as used in the Plan shall thereafter be deemed to refer to the beneficiary designated pursuant to Section 6 hereof or, if no such designation is in effect, the person to whom the Participant’s rights pass by will or applicable law, or, if no such person has such right, the executor or administrator of the estate of such Participant.

(f) Recommendations to Committee. Recommendations as to the employees to be granted Rights, the Target Awards, Performance Criteria, Performance Periods, Restriction Periods and other terms to be provided therein, and adjustments, if any, in Performance Criteria and any other modifications of the terms and provisions of such Rights, and the amounts of Final Awards, shall be made to the Committee by the Chief Executive Officer, except that he or she shall not make any such recommendation as to himself or herself.

(g) Restrictions on Transfer of Rights. No Right shall be transferred, assigned or otherwise disposed of by a Participant otherwise than by will or the laws of descent and distribution.

(h) Restrictions on Transfer of Final Awards. Until the expiration of the applicable Restriction Period, no shares of Common Stock covered by any Final Award shall be transferred, assigned or otherwise disposed of by a Participant other than in satisfaction of a tax withholding obligation as provided in Section 4(d)(4), and otherwise than by will or the laws of descent and distribution; provided, however, that the Committee may permit the use of Common Stock included in any Final Award as partial or full payment upon exercise of an option under the Plan or a stock option under any stock option plan of the Company prior to the expiration of such Restriction Period.

5. STOCK OPTIONS.

(a) Grant of Stock Options. Subject to the provisions of the Plan, the Committee shall have the power to:

(1) determine and designate from time to time those employees of the Company to whom options are to be granted and the number of shares to be optioned to each such employee; provided, however, that no option shall be granted after the expiration of the period of ten years from the effective date of the Plan specified in Section 11;

(2) authorize the granting of options which qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) (“Incentive Stock Options”), and options which do not qualify as Incentive Stock Options, both of which are referred to herein as options;

(3) determine the number of shares subject to each option;

(4) determine the time or times and the manner when each option shall be exercisable and the duration of the exercise period, which period shall in no event exceed ten years (or five years as specified in Section 5(b)(10) hereof) from the date the option is granted;

(5) extend the term of an option (including extension by reason of an optionee’s death, permanent disability or retirement) but not beyond ten years (or five years as specified in Section 5(b)(10) hereof) from the date of the grant; and

(6) cancel all or any portion of any option as provided in Section 5(b) (8).

No director of the Company who is not also an employee of the Company shall be entitled to receive any option under the Plan.

(b) Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an agreement, in form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(1) Option Period. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years (or five years as specified in Section 5(b)(10) hereof) from the date of grant) and shall provide that the option shall expire at the end of such period.

(2) Option Price. The option price per share shall be determined by the Committee at the time any option is granted, and shall be not less than the fair market value (but in no event less than the par value) of the Common Stock of the Company on the date the option is granted, as determined by the Committee.

(3) Exercise of Option. No part of any option may be exercised until the optionee shall have remained in the employ of the Company for such period after the date on which the option is granted as the Committee may specify in the option agreement.

(4) Payment of Purchase Price upon Exercise. The purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either (i) in cash, or (ii) by delivering Common Stock of the Company already owned by the optionee (including Common Stock obtained pursuant to Final Awards before expiration of the related Restriction Period) and having a total fair market value on the date of such delivery equal to the purchase price, or (iii) by delivering a combination of cash and Common Stock of the Company having a total fair market value on the date of such delivery equal to the purchase price.

(5) Exercise in the Event of Death or Termination of Employment. (A) If an optionee’s employment by the Company or a Subsidiary shall terminate because of his or her death, retirement or permanent disability, his or her option may be exercised, to the extent provided in the option agreement, by him or her or by the person or persons to whom the optionee’s rights under the option pass by designation pursuant to Section 6, or, absent a designation, by will or applicable law, or if no such person has such right, by the executor or administrator of his or her estate, at any time, or from time to time, but not later than the earlier of (i) the expiration date specified pursuant to Section 5(b)(1) or (ii) the expiration of the period, if any, prescribed in the agreement for such an exercise. (B) If an optionee’s employment shall terminate for any reason other than death, permanent disability or retirement, all right to exercise his or her option shall terminate at the date of such termination of employment.

(6) Transferability of Options. No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee an option shall be exercisable only by him or her.

(7) Investment Representation. Upon demand by the Committee, the optionee (or any person acting under Section 5(b)(5)) shall deliver to the Committee at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares (and each option agreement shall contain an undertaking to deliver such a representation).

(8) Other Option Provisions. The form of option authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine. Without limiting the foregoing, the Committee may, with the consent of the optionee, from time to time cancel all or any portion of any option then subject to exercise, and the Company’s obligation in respect of such option may be discharged either by (i) payment to the optionee of any amount in cash equal to the excess, if any, of the fair market value at such time of the shares subject to the portion of the option so cancelled over the aggregate purchase price of such shares, (ii) the issuance or transfer to the optionee of shares of Common Stock of the Company with a fair market value at such time equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee in its discretion.

(9) Limitation on Value of Incentive Stock Options. The aggregate fair market value (determined as of the time the option is granted) of the stock for which Incentive Stock Options granted to any one employee under this Plan and under all stock option plans of the Company and its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000.

(10) Grants to Certain Holders. Notwithstanding Sections 5(b)(1) and 5(b)(2) hereof, if an Incentive Stock Option is granted to an optionee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or a Subsidiary, the period specified in the option agreement for which the Incentive Stock Option thereunder is granted and at the end of which the Incentive Stock Option shall expire, shall not exceed five years from the date of grant and the option price shall be at least 110% of the fair market value (as of the time of grant) of the Common Stock subject to the option.

6. DESIGNATION OF BENEFICIARIES. A Participant may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to any Right, Final Award or option, the Committee may determine to recognize only the legal representative of such Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

7. Adjustment Upon Certain Changes

(a) Increase or Decrease in Issued Shares Without Consideration

Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall adjust the number and kind of shares subject to outstanding Plan Awards (and, in the case of options, adjust the exercise price of the options), but not any other terms or conditions of any Plan Award, in order to preserve the economic value thereof.

(b) Certain Mergers

Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall adjust each Plan Award outstanding on the date of such merger or consolidation so that, in each case, it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Plan Award would have received in such merger or consolidation (and, in the case of options, adjust the exercise price of the options), but not any other terms or conditions of or any Plan Award, in order to preserve the economic value thereof.

(c) Certain Other Transactions

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive in full or partial exchange for such shares of Common Stock, securities of another corporation and/or other property, including cash, the Committee shall either:

(A) cancel, effective immediately prior to the occurrence of such event, each Plan Award outstanding on the date of such merger or consolidation (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Plan Award was granted an amount in cash equal to the value at the time of such event of the maximum number of shares of Common Stock subject to such Plan Award, provided that with respect to each outstanding option such value shall be equal to the excess, if any, of (x) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option; or

(B) provide for the exchange of each Plan Award (whether or not then exercisable or vested) for a new Plan Award that relates and pertains to the property which a holder of the number of shares of Common Stock subject to such Plan Award would have received in such transaction (and, in the case of options, adjust the exercise price of the options), but not any other terms or conditions of any Plan Award, or provide for a cash payment to the Participant to whom such Plan Award was granted in partial consideration for the exchange of the Plan Award, in order to preserve the economic value thereof.

(d) Other Changes

In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in paragraphs (a), (b) or (c), the Committee shall adjust the number and class of shares subject to Plan Awards outstanding on the date on which such change occurs and such other terms of such Plan Awards as is necessary to preserve the economic value thereof.

(e) No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Plan Award.

8. NO RIGHTS AS STOCKHOLDER OR TO CONTINUANCE OF EMPLOYMENT. No Participant shall have any rights as a stockholder with respect to any shares subject to his or her option or Rights prior to the date of issuance to him or her of a certificate or certificates for such shares. The Plan and any option or Right granted under the Plan shall not confer upon any Participant any right with respect to any continuance of employment by the Company, nor shall they interfere in any way with the right of the Company to terminate his or her employment at any time.

9. COMPLIANCE WITH GOVERNMENT LAW AND REGULATIONS. The Plan, the grant and exercise of options and the grant of Rights and Final Awards thereunder, and the obligation of the Company to sell and deliver shares under such options and to deliver shares under such Final Awards, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency that may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any state or federal law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

10. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board of Directors of the Company may at any time amend or discontinue the Plan; provided, however, that, subject to the provisions of Section 7 no action of the Board of Directors or of the Committee may (i) increase the number of shares with respect to which Plan Awards may be granted under the Plan, (ii) permit the granting of any option at an option price less than that determined in accordance with Section 5(b)(2) or (iii) permit the extension or granting of options which expire beyond the ten year period provided for in Sections 5(a)(5) and 5(b)(1). Without the written consent of a Participant, no amendment or discontinuance of the Plan shall alter or impair any Plan Award previously granted to him or her under the Plan.

11. EFFECTIVE DATE AND TERM OF THE PLAN. The effective date of the Plan shall be the date of approval of the Plan by stockholders of the Company holding not less than a majority of the votes of the shares present and voting at a meeting at which the Plan is proposed for approval. No Plan Award may be granted under the Plan later than December 31, 1996.

12. NAME. The Plan shall be known as the “Dow Jones 1992 Long Term Incentive Plan.”

13. Section 409A Compliance.

(a) In the event that the Plan or any benefit paid or due to any Participant hereunder is deemed by the Committee to be subject to Section 409A of the Code and not to comply with the requirements of such Section, the Committee shall, notwithstanding anything herein to the contrary but subject to Section 13(b), have the authority to take such actions as it determines to comply with Section 409A of the Code. In any such event, the Committee shall use reasonable efforts not to reduce the economic value of any benefits due to the Participant hereunder but shall not be obligated to cause the Company to incur any cost in furtherance of that objective. No action, or failure to act, pursuant to this paragraph 13(a) shall subject the Committee or the Company to any claim, liability or expense, and neither the Committee nor the Company shall have any obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Section 409A of the Code.

(b) Notwithstanding any provision to the contrary in Section 13(a), in the event that the Plan is not amended to comply with Section 409A of the Code prior to a Change in Control (as defined below), then the Plan shall thereafter be amended in a manner that preserves the economic value of the compensation payable hereunder to Participants (including, without limitation, the payment of interest at a rate equal to 120% of the “applicable federal rate” determined under Section 1274(d) of the Code as in effect on the date on which any benefit would have been paid to a Participant but for this Section 13 with respect to a debt instrument with a term equal to the period during which payment of such benefit is delayed pursuant to this Section 13) and that preserves, to the greatest extent possible, the form and time at which such compensation is paid. Following a Change in Control and pending such amendment, this Plan shall be operated in accordance with the standard described in the preceding sentence.

(c) For the purpose of this Section 13, a “Change in Control” shall mean:

(x) Any acquisition or series of acquisitions during any twelve (12) month period after which any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than any Bancroft Person (as defined below)) is the “Beneficial Owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the outstanding voting securities of the Company; provided, however, that:

(i)

the acquisition of Beneficial Ownership by a Person by reason of such Person’s having entered into a voting, tender or option agreement with Bancroft Persons approved by the Board of Directors of the Company for purposes of Section 203 of the Delaware General Corporation Law in connection with the Company’s entering into a definitive agreement for a Merger (as defined below) shall not by reason of this clause (a) constitute a Change in Control, provided, further that whether the consummation of any such Merger, the applicable tender offer or the exercise of such option would constitute a Change in Control shall be determined without regard for the exception in this sub-clause(i), and

(ii)	a Change inf Control that would otherwise occur pursuant to this clause (a) shall be deemed to not have occurred pursuant to this clause (a) so long as Bancroft Persons have Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company; or

(y) The consummation of a merger, consolidation or reorganization with, into or of the Company (each, “Merger”), unless immediately following the Merger, Bancroft Persons have Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the corporation or other entity resulting from such Merger (the “Surviving Entity”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another corporation (a “Parent Entity”), or (y) if there is one or more Parent Entities, the ultimate Parent Entity.

A “Bancroft Person” means any Person who is, or is controlled by, Bancroft Family Members, trustees of Bancroft Trusts (solely in their capacity as trustees), Bancroft Charitable Organizations or Bancroft Entities, each as defined in the By-laws of the Company as in effect as of the date hereof.

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